UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 16, 2010

League Now Holdings Corporation
(Exact name of registrant as specified in its charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 W. Spring Parkway Plano, TX 75021
(Address of principal executive offices) (Zip Code)

(972) 378-6600
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LEAGUE NOW HOLDINGS CORPORATION

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 8.01 below is incorporated herein by this reference.  The issuance of the securities to Crown Equity Holdings, Inc. (“Crown Equity”) is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, on the basis that there was no public solicitation and of the pre-existing relationship existing between League Now Holdings Corporation, a Florida corporation (the “Corporation”) and Crown Equity.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(c)           Appointment of Chief Financial Officer (Principal Financial Officer)

On November 12, 2010, the Board of Directors of  the Corporation appointed Mr. Mario Barton, age 54, as Chief Financial Officer of Corporation’s effective November 12, 2010. Mr. Barton is also the the Corporation Chairman of the Board, Chief Executive Officer and greater than 10% shareholder. There are no arrangements or understandings between Mr. Barton and any other persons pursuant to which Mr. Barton was selected as Chief Financial Officer. During the last two years, there has been no transaction that the Corporation was or is a party to in which Mr. Barton had or is to have a direct or indirect material interest.  There are no family relationships between Mr. Barton and any director or executive officer of the Corporation.

The Corporation is a party to a marketing joint venture agreement dated April 29, 2008, with Pure Motion Ventures, LLC, (“Ventures”) which is owned by four of the Corporation’s shareholders, including Mr. Barton. The agreement provides that Ventures will participate with the Corporation in television and internet marketing of the Corporation’s consumer putting system. The agreement provides that the Corporation will receive 40% of the profits of the venture. During 2009, sales of inventory to Ventures totaled $29,836. As of December 31, 2009, there were no profit distributions accrued.

For the past five years, prior to the Corporation’s acquisition of Pure Motion, Inc., Mr. Barton served as Chief Executive Officer of Pure Motion, Inc.

Item 8.01 Other Events

On November 15, 2010, League Now Holdings Corporation, a Florida corporation (the “Corporation”), entered into an agreement with Crown Equity Holdings, Inc. (“Crown Equity”) engaging Crown Equity to handle the Corporations investor relations.  The engagement is for a term of 12 months.  As compensation for its services, Crown Equity will receive 250,000 shares of restricted common stock of the Corporation, $5,000 each month for 90 days and $10,000 each month for the remainder of the term of the engagement.  The Corporation has the option to extend the engagement for an additional six months provided the Corporation issues to Crown Equity an additional 250,000 restricted shares of common stock and continues to pay the monthly retainer. This agreement may be cancelled by either party upon 30 days’ notice.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LEAGUE NOW HOLDINGS CORPORATION

Date: November 16, 2010	By:	/s/ Mario Barton
Mario Barton
Chief Executive Officer